EXHIBIT 4.8

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS. THIS PROMISSORY NOTE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933 AND APPROPRIATE STATE SECURITIES LAWS. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE UNLESS THE MAKER RECEIVES, AT THE HOLDER'S EXPENSE, AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER TO THE EFFECT THAT SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATING ANY SECURITIES LAWS.


                                  NUCLEUS, INC.

                                 PROMISSORY NOTE

$________________                                                 March 9, 2000


     FOR VALUE RECEIVED, Nucleus, Inc., a Nevada corporation, having its principal business office at 401 North Michigan Avenue, Chicago, Illinois 60611 (the "Company"), promises to pay to the order of ________________ with an address at _______________ (said payee together with any successor holder of this promissory note is referred to herein as "Payee"), the principal sum of _______________ ($__________) in lawful money of the United States of America on July 6, 2000 (the "Maturity Date"), provided that the Maturity Date may be extended to not later than November 3, 2000 at the option of the Company upon delivery of written notice of such extension to the Payee by not later than October 27, 2000 and payment of the Extension Fee (defined below) to Payee. This Note shall bear interest on the principal balance outstanding from time to at the rate of twelve percent (12%) per annum, such interest payable monthly in cash on the twentieth day of each month, commencing April 20, 2000, on the terms and conditions hereinafter set forth. The principal amount of this Note, together with accrued interest thereon, shall be payable on the Maturity Date (as the same may be extended) out of any funds of the Company legally available therefor. The principal amount of this Note, together with accrued interested thereon, may, at the sole option of the Payee, be converted into shares of Company common stock, par value $.001 per share (the "Common Stock") on or prior to the Maturity Date (as the same may be extended), as provided in Section 5 of this Note. Interest on this Note shall be calculated on the basis of a 365-day year and the actual number of days elapsed.

     1. The principal sum, interest thereon and all sums due hereunder shall be payable at the address of Payee set forth in the heading hereof or at such other place as Payee, from time to time, may designate in writing.

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     2.   Subject to the Payee's conversion rights set forth in Section 5 below, the Company shall prepay the principal sum hereof and accrued interest hereon in whole prior to the Maturity Date (as the same may be extended) from proceeds received by the Company through any public or private offering of any Common Stock, preferred stock or notes which are convertible into or exercisable for shares of Common Stock (collectively, "Equity Capital") subsequent to the date hereof.

     3. This Note is one of the duly authorized promissory notes of the Company issued pursuant to the Securities Purchase Agreement dated as of March 1, 2000 (herein referred to as the "Securities Purchase Agreement") by and between the Company and the Purchasers thereof pursuant to which the Company has issued promissory notes in the aggregate principal amount of not more than $6.2 million (this Note together with such other promissory notes are collectively referred to as the "Senior Bridge Notes").

     4. If the Company elects to extend the original July 6, 2000 Maturity Date of this Note to a later Maturity Date up to and including November 3, 2000, the Company shall pay to Payee in consideration therefor (the "Extension Fee") such number of shares of Common Stock as shall equal five percent (5%) of the outstanding principal balance of this Note divided by the average closing bid prices of the Common Stock, as traded on the Nasdaq OTC Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market or any other national securities exchange (as the case may be), for the twenty-one (21) consecutive Trading Days (the "21-Day Average Stock Price") immediately prior to November 3, 2000. As used herein, the term "Trading Days" shall mean the days on which the New York Stock Exchange, Inc. and the Nasdaq Stock Market, Inc. shall be open for trading.

     5. (a) If the Company seeks to raise any additional Equity Capital, the Payee shall have the option to convert this Note at the closing of any such Equity Capital financing into a number of whole shares of Common Stock which shall equal the outstanding principal amount of this Note plus accrued interest thereon (the "Conversion Amount") divided by the price per share at which Common Stock is sold in such Equity Capital financing or the conversion price of any notes or preferred stock sold in such Equity Capital financing. The Company shall give the Payee not less than thirty
     (30) days prior notice of any proposed Equity Capital financing, and copies of all offering documents. The Payee may condition his or her conversion of this Note upon completion of the Equity Capital financing.

          (b) In the case of any (1) consolidation or merger of the Company into any entity (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), (2) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company as an entirety or substantially as an entirety, or (3) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), the Payee shall have the option to convert this Note at the closing of such event into the kind and amount of securities, cash and other property receivable by a holder of the number of shares

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

     of Common Stock into which this Note would have been converted immediately prior to such event based upon the Conversion Amount divided by the price per share of Common Stock upon which the transaction was valued or is to be consummated.

          (c) Within ten (10) days of receipt of notice of an Event of Default (as defined in Section 6 hereof) and prior to any action taken by Payee under Section 7 hereof, the Payee shall have the option to convert this Note into a whole number of shares of Common Stock equal to the Conversion Amount divided by the 21-Day Average Stock Price immediately prior to the date of the Event of Default.

          (d) The Payee may exercise his conversion right, in whole or in part, upon surrender of this Note to the Company at its address in the heading hereof. Upon surrender thereof, the Company will cause to be issued certificates for the total number of shares of Common Stock for which the
     Note is being exercised as are required for delivery, within fifteen (15) days of such exercise, to the Payee.

          (e) No fractional shares of Common Stock shall be issued by in connection with any conversion of this Note and no cash payment shall be made therefor.

     6. The occurrence of any of the following shall constitute an Event of Default hereunder:

          (a) The failure of the Company to pay when due the principal sum hereof or any accrued interest hereon.

          (b) The commencement of any involuntary case or the filing of a petition against the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or seeking the appointment of a receiver, liquidator, custodian, trustee (or similar official) of the Company for any substantial part of its property, or seeking the winding-up or liquidation of its affairs (and such involuntary case or petition is not dismissed within sixty (60) days after the filing thereof), or the commencement by the Company of a voluntary case or the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or proceedings against it, under the Federal bankruptcy laws as now or hereafter constituted, or any other applicable Federal or state bankruptcy or insolvency or other similar law, or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, trustee, custodian (or other similar official) of the Company for any substantial part of its property, or the making by it of any assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due.

          (c) The occurrence of an Event of Default under any Senior Bridge Notes issued by the Company pursuant to the Securities Purchase Agreement.

          (d) The breach by the Company of any representation or warranty contained in the Securities Purchase Agreement.

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

          (e) The failure by the Company to perform any covenant or agreement on its part required to be performed under this Note, the Senior Bridge Notes, the Securities Purchase Agreement or the Registration Rights Agreement unless such covenant or agreement shall be fully performed within ten (10) days after notice of default.

          (f) The Company shall sell or otherwise dispose of all or substantially all of its assets or consummate a merger, consolidation or reorganization with or into one or more other entities, except for any such transaction in which the holders of shares of capital stock of the Company on the date hereof, directly or indirectly, continue to own a majority of the voting securities of the surviving entity having the right under ordinary circumstances to elect a majority of the Board of Directors or comparable governing body of such entity.

          (g) The Company shall issue any debt obligation senior in right of payment or security to the Senior Bridge Notes.

     7. If there shall occur an Event of Default described in Paragraph 6 hereof, Payee may at his option, by written notice to the Company, declare the entire unpaid balance of principal with interest accrued thereon and all other sums due under this Note to be immediately due and payable. If there shall occur an Event of Default described in subparagraph 6(b), the entire unpaid balance of principal with interest accrued thereon and all other sums due under this Note shall be immediately due and payable without notice to the Company. If there shall occur an Event of Default, Payee shall be entitled to costs of collection, including reasonable attorneys' fees.

     8. The Company hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note. The Company agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

     9. This Note and the obligations of the Company shall be senior in right of payment to all other debt obligations of the Company (other than Senior Bridge Notes) arising or incurred subsequent to the date of this Note except for senior or secured debt obligations assumed by the Company in connection with the acquisition or purchase of other entities or assets by merger or otherwise.

     10. All rights and remedies of Payee under this Note and any applicable law are separate and cumulative, and the exercise of one shall not limit or prejudice the exercise of any other such rights or remedies. No delay or omission by Payee in exercising any right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment of this Note, shall be deemed made by Payee unless in writing and duly signed by Payee. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of Payee, and no

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

single or partial exercise of any right or remedy under this Note shall preclude any other or further exercise thereof or any other right or remedy.

     11. The shares of Common Stock into which this Note is convertible in accordance with Section 5 hereof are subject to the rights and privileges set forth in the Registration Rights Agreement of even date herewith among the Company and the Senior Bridge Note investors.

     12. The Company and Payee agree that this Note shall be governed by and construed according to the laws of the State of Illinois applicable to contracts wholly performed within such jurisdiction.

     13. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. EACH OF THE COMPANY AND PAYEE HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE COMPANY AND PAYEE FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH OF THE COMPANY AND PAYEE HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     14. EACH OF THE COMPANY AND PAYEE HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     15. All notices and other communications provided for under this Note shall be made in writing to the addresses (either of which may be changed by written notice) of the Company and Payee at their respective addresses in the heading hereof. Notices shall be deemed to have been duly given when delivered by hand, or, if mailed, three business days after deposit in the mail, postage prepaid and return receipt requested.

     16. This Note may be amended by an instrument in writing executed by the Company and the Payees who hold a majority of the aggregate principal amount of the Senior Bridge Notes and any such amendment shall be binding on all Payees of the Senior Bridge Notes; provided, however, that no such amendment that alters the principal amount hereof, the rate of interest payable hereon the Maturity Date of this Note or the provisions of Section 5 hereof shall be binding on any Payee without the prior written consent of such Payee.

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

     17. This Note shall be binding upon and shall inure to the benefit of the Company, Payee and their respective successors, assigns, personal representatives, heirs or legatees, as the case may be.

                            [SIGNATURE ON NEXT PAGE]

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

     IN WITNESS WHEREOF, the undersigned has executed this Note the day and year first above written.


                                                  NUCLEUS, INC.


                                              By:______________________________
                                                 Its___________________________

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